Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031 (the “Company”), hereby constitute and appoint Lawrence E. Kurzius, Michael R. Smith, and Jeffery D. Schwartz, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 registering shares of Common Stock for issuance pursuant to the Amended and Restated 2013 Omnibus Incentive Plan, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lawrence E. Kurzius Lawrence E. Kurzius	Chairman, President, Chief Executive Officer and Director	March 28, 2019

/s/ Michael R. Smith Michael R. Smith	Executive Vice President, Chief Financial Officer	March 28, 2019

/s/ Christina M. McMullen Christina M. McMullen	Vice President and Controller, Chief Accounting Officer	March 28, 2019

/s/ Michael A. Conway Michael A. Conway	Director	March 28, 2019

/s/ Freeman A. Hrabowski, III Freeman A. Hrabowski, III	Director	March 28, 2019

/s/ Patricia Little Patricia Little	Director	March 28, 2019

/s/ Michael D. Mangan Michael D. Mangan	Director	March 28, 2019

/s/ Maritza G. Montiel Maritza G. Montiel	Director	March 28, 2019

/s/ Margaret M.V. Preston Margaret M.V. Preston	Director	March 28, 2019

/s/ Jacques Tapiero Jacques Tapiero	Director	March 28, 2019

/s/ Tony Vernon Tony Vernon	Director	March 28, 2019